UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 31, 2020

POLAR POWER, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37960	33-0479020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

249 E. Gardena Boulevard, Gardena, California	90248
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(310) 830-9153

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	POLA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01	Entry into a Material Definitive Agreement.

Loan and Security Agreement

On August 31, 2020, Polar Power, Inc. (the “Company”) entered into a Loan and Security Agreement (the “Loan Agreement”) dated August 31, 2020 by and between the Company and Pinnacle Bank (“Pinnacle”). The Loan Agreement provides for a revolving credit facility under which Pinnacle may, in its sole discretion upon the request of the Company, make advances to the Company in an amount, subject to certain limitations and adjustments, of up to (a) 85% of the aggregate net face amount of the Company’s accounts receivable and other contract rights and receivables, plus (b) the lesser of (i) 35% of the lower of cost or wholesale market value of certain inventory of the Company or (ii) $2.5 million. In no event shall the aggregate amount of the outstanding advances under the revolving credit facility be greater than $4 million.

Interest accrues on the daily balance at a rate of 1.25% above the prime rate (the “Standard Interest Rate”), but in no event shall the Standard Interest Rate be less than 3.75% per annum. Interest on the portion of the daily balance consisting of advances against inventory accrues interest at a rate of 2.25% above the prime rate per annum (the “Inventory Interest Rate”), but in no event shall the Inventory Interest Rate be less than 4.75% per annum.

The Loan Agreement obligates the Company to pay Pinnacle a yearly facility fee in an amount equal to 1.125% of the sum of the advance limit plus the original principal balance of any term loans and advances other than under the revolving credit facility.

The Loan Agreement’s initial term ends on August 30, 2022 (the “Initial Term”) and is renewed for additional one-year terms (each, a “Renewal Term”) until either party exercises its termination right. Either party may terminate the Loan Agreement on the last day of the Initial Term or subsequent Renewal Term by giving the other party at least sixty days prior written notice. In addition, Pinnacle may terminate the Loan Agreement at any time upon sixty days prior written notice and immediately upon the occurrence of an event of default.

Under the Loan Agreement, the Company also agreed to grant Pinnacle a security interest in all presently existing and thereafter acquired or arising assets of the Company in order to secure prompt payment of its obligations under the Loan Agreement.

The Loan Agreement also contains customary representations, warranties and covenants, and other terms and conditions.

The description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

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First Modification to Loan and Security Agreement

On October 7, 2020, the Company entered into a First Modification to Loan and Security Agreement (the “First Modification”) dated October 7, 2020 by and between the Company and Pinnacle under which the parties agreed to amend (a) the date of the Loan Agreement from August 31, 2020 to September 30, 2020, and (b) the date of the Initial Term and a reference to the initial termination date in the Loan Agreement from August 30, 2022 to September 30, 2022.

The First Modification also contains other customary terms and conditions.

The description of the First Modification does not purport to be complete and is qualified in its entirety by reference to the First Modification, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 1.02	Termination of a Material Definitive Agreement.

On October 8, 2020, the Company terminated that certain Supplier Agreement (the “Supplier Agreement”) with Citibank, N.A. (“Citibank”), executed by the Company on May 20, 2019 and effective between the parties on June 4, 2019, pursuant to the provisions of the Supplier Agreement allowing either party to terminate the Supplier Agreement for any reason upon thirty business days prior written notice to the other party, which written notice the Company delivered to Citibank on August 26, 2020. No termination fee or other penalty was payable in connection with the termination of the Supplier Agreement.

A description of the Supplier Agreement is set forth in the Company’s Current Report on Form 8-K for June 4, 2019 filed with the Securities and Exchange Commission on June 6, 2019 and is incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 31, 2020, the Company entered into the Loan Agreement with Pinnacle, as described in Item 1.01 above and incorporated herein by this reference.

On October 7, 2020, the Company entered into the First Modification with Pinnacle, as described in Item 1.01 above and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Description
10.1	Loan and Security Agreement dated August 31, 2020 by and between Polar Power, Inc. and Pinnacle Bank (*)

10.2	First Modification to Loan and Security Agreement dated October 7, 2020 by and between Polar Power, Inc. and Pinnacle Bank (*)

(*) Filed herewith. The agreement filed as an exhibit to this report contains representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2020	POLAR POWER, INC.

	By:	/s/ Arthur D. Sams
Arthur D. Sams
President, Chief Executive Officer and Secretary

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